UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

Resolute Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800, Denver, CO

(Address of principal executive offices)

80203

(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre−commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR 240.14d-2(b))

☐ Pre−commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

Item 3.03Material Modification to Rights to Security Holders

On June 7, 2016, Resolute Energy Corporation, a Delaware corporation (the “Company”), filed a certificate of amendment to its certificate of incorporation to effect the previously-announced reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-5 (the “Reverse Stock Split”).  The Reverse Stock Split became effective at 4:01 p.m. eastern time on June 7, 2016 and the Company’s Common Stock will begin trading on a split-adjusted basis when the market opens on June 8, 2016.  The certificate of amendment also reduced the number of authorized shares of Common Stock from 225,000,000 to 45,000,000.  A copy of the certificate of amendment as filed with the Delaware Secretary of State is filed herewith as Exhibit 3.1 and incorporated herein by reference. The Reverse Stock Split, including the certificate of amendment, was approved by stockholders at the Company’s May 11, 2016 annual meeting of stockholders and by the Company’s Board of Directors.

No fractional shares will be issued as a result of the Reverse Stock Split.  Following the completion of the Reverse Stock Split, the Company’s transfer agent will aggregate all fractional shares that otherwise would have been issued as a result of the reverse stock split and those shares will be sold into the market. Stockholders who would otherwise hold a fractional share of Resolute Common Stock will be entitled to receive a cash payment from the proceeds of that sale in lieu of such fractional share. Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company will remain virtually unchanged except for minor adjustments resulting from the aggregation and sale of fractional shares as described above.

Immediately prior to the Reverse Stock Split, there were 77,039,407 shares of Common Stock issued and outstanding and 11,248,785 shares reserved for issuance under the Company’s 2009 Performance Incentive Plan (the “Incentive Plan”).  As a result of the Reverse Stock Split, there are approximately 15,407,881 shares of Common Stock issued and outstanding as of June 7, 2016, and approximately 2,249,757 shares reserved for issuance under the Incentive Plan.

The Company’s Common Stock will continue to trade on the NYSE under the symbol “REN”. The CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 76116A 306.

Stockholders holding certificated shares may (but are not required to) send the certificates to the Company’s transfer agent at the address given below to receive a new certificate reflecting the post-split share amounts.

Continental Stock Transfer & Trust

17 Battery Pl., 8th Floor

New York, NY 10004

Stockholders holding shares other than in certificated form will not be required to take any action to effect the Reverse Stock Split.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

 (d)Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Resolute Energy Corporation, as filed with the Delaware Secretary of State on June 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2016	RESOLUTE ENERGY CORPORATION

	By:	/s/ Michael N. Stefanoudakis
Michael N. Stefanoudakis
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Resolute Energy Corporation, as filed with the Delaware Secretary of State on June 7, 2016

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